EXHIBIT 5.1



                              July 29, 1996



GKN Holding Corp.
61 Broadway
New York, New York  10006

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-1, File Number 333-05273 ("Registration Statement"), filed by GKN Holding Corp. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of 2,500,000 shares (including up to an additional 375,000 shares issuable upon exercise of the underwriters' overallotment option ("Shares") of common stock, par value $.0001 per share ("Common Stock") to be offered by the Company in its initial public offering ("IPO").

          We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

          Based upon the foregoing, it is our opinion that:

          The Shares to be issued by the Company in the IPO in the manner provided in the Registration Statement, will be legally issued, fully paid and nonassessable.

          In giving this opinion, we have assumed that all certificates for the Company's Shares will, prior to their issuance, be duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and conform, or will conform, except as to denominations, to specimens which we have examined.



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GKN Holding Corp.
July 29, 1996
Page 2



          We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations promulgated thereunder.

                              Very truly yours,

                              GRAUBARD MOLLEN & MILLER